EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated January 9, 2008 relating to the consolidated financial statements and financial statement schedule of Photronics, Inc. and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting appearing in the Annual Report on Form 10-K of Photronics, Inc. and subsidiaries for the year ended October 28, 2007.

/s/ Deloitte & Touche LLP
Stamford, Connecticut
June 18, 2008

24